UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment to Form 8-K is being filed to amend Item 2.05 of the Current Report on Form 8-K filed by Borland Software Corporation (“Borland” or the “Company”) on May 3, 2006 (the “Form 8-K”). This amendment provides updated information pertaining to the estimated costs and timeline for the restructuring actions Borland announced on May 3, 2006.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 27, 2006, Borland committed to restructuring actions with respect to the consolidation of facilities and personnel, which was announced on May 3, 2006. Recently in its Form 10-Q for the third quarter ended September 30, 2006, which was filed with the SEC on November 22, 2006, Borland estimated that total costs would be between $8 million to $10 million. Based on more recent actions, Borland currently estimates that the total costs to be incurred in connection with these restructuring actions with respect to consolidation of facilities and personnel will be approximately $13 million to $16 million. Borland expects these actions to be completed in December 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

By:	/s/ Gregory J. Wrenn
Gregory J. Wrenn Senior Vice President & General Counsel

Date: December 7, 2006